UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 11, 2002

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware 0-28443 23-3011702

(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

New address

Eden Tower Plaza, 790 Frontage Road, Northfield, Illinois 60093

Registrant's telephone number, including area code (847) 441-2485

Three Parkway North, Deerfield, Illinois 60015

(Former name or former address, if changed since last report)

Item 5. Other Events

As reported in form 8-K filed on August 8, 2001, Cytomedix, Inc. (the "Company"), filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court of the Northern District of Illinois, Eastern Division (Case No. 01- 27610). The Court has named the Company as debtor in possession and the Company is authorized to continue to operate its business. The Company failed to file a 10-QSB for the second quarter of 2001. After such quarter had ended, a group of shareholders solicited support to remove the then-existing board of directors and to replace them with a new slate of directors. The new directors were recognized on October 16, 2001, by the Court and this event was reported on a form 8-K filed with the Securities and Exchange Commission on October 17, 2001. Since that time, the Company has not been able to adequately prepare a 10-QSB for the second or for the third quarter of 2001 or a 10-KSB for 2001. The Company will file its 2001 annual report and 2001 quarterly reports for the second and third quarters as soon as the new management can prepare accurate financials for these periods.

The Company is currently filing with the Bankruptcy Court its monthly Operating Reports. Until such time as the reports required under the Securities Exchange Act can be prepared and filed, the Company will file the information contained in its Operating Reports with the Securities and Exchange Commission under the cover of a Form 8-K. The Company's Operating Report for the month ending February, 2002, is provided under Item 7 of this Form 8-K.

The Company cautions investors not to place undue reliance upon the information contained in the Operating Report. The Operating Report contains unaudited information. There can be no assurance that, from the perspective of an investor or potential investor, that the Operating Report is complete. Also, the Operating Report does not contain all of the information which would be reported under the required report under the Securities Exchange Act. Furthermore, the period covered by the Operating Report is shorter than the period that which would be covered by the required report under the Securities Exchange Act.

Actual results for such periods may differ materially from the information contained in the Operating Report, and the Company undertakes no obligations to update or revise its Operating Reports.

Item 7. Financial Statements and Exhibits

CYTOMEDIX, INC.

CASE NUMBER 01 B 27610

REPORT OF CASH RECEIPTS AND DISBURSEMENTS

FOR MONTH ENDING FEBRUARY 28, 2002

BEGINNING BALANCE IN ALL ACCOUNTS	$ 127,102
RECEIPTS: 1. Receipts from Operations 2. Other Receipts	-0- 162,950
DISBURSEMENTS:

3. Net Payroll

a. Officers

b. Others

4. Taxes

a. Federal Income Taxes

b. FICA Withholdings

c. Employee Withholdings

d. Employers FICA

e. State Income Tax

f. State Employee Withholdings

g. All Other State Taxes

5. Necessary Expenses:

a. Rent or Mortgage Payments

b. Utilities

c. Insurance

d. Merchandise Bought for Manufacture/Sale

e. Other Necessary Expenses

- -0- 28,871 881 - -0- 2,184 5,332 2,184 -0- 2,201 574 - 3,000 -0- -0- -0- 28,652
TOTAL DISBURSEMENTS:	$ 73,879
NET RECEIPTS (DISBURSEMENTS) CURRENT PERIOD	$ 89,071
ENDING BALANCE (in bank account)	$216,173
ENDING BALANCE (in various/petty cash)	$ -0-
ENDING BALANCE IN ALL ACCOUNTS	$216,173*

*Note: Cash on hand includes $206,304 which represents the cash collateral of Curative Health Services, Inc. as described in the Debtors Cash Collateral Motion filed with the Bankruptcy Court. The Company has not been authorized by the Court to use this cash collateral.

RECEIPTS LISTING

FOR MONTH ENDING FEBRUARY 28, 2002
Receipt Date	Amount	Description
2/13/02	$ 50,000	DIP Loan
2/19/02	$ 99,306	Royalty Income-DePuy*
2/19/02	$ 12,500	DIP Loan
2/25/02	$ 1,144	Misc Receipts
TOTAL	$162,950	-

* Royalty Income includes $91,667 which represents the cash collateral of Curative Health Services, Inc. as described in the Debtors Cash Collateral Motion filed with the Bankruptcy Court. The Company has not been authorized by the Court to use this cash collateral.

DISBURSEMENTS LISTING

FOR MONTH ENDING FEBRUARY 28, 2002
Receipt Date	Amount	Description
2/1/02	$(1,116)	Paychex - payroll tax adjustment
2/1/02	$ 4,490	Guardian Health Insurance
2/1/02	$ 3,145	Business Network-Office rent & services
2/1/02	$ 4,166	LW Consulting - January CFO services
2/13/02	$ 5,000	D. Dees - Sales Travel Advance
2/13/02	$ 2,000	J. Beriou - Sales Travel Advance
2/13/02	$ 2,500	B. Brown - Sales Travel Advance
2/12/02	$ 2,586	Kent Smith - payroll
2/12/02	$ 1,267	Jim Swink - payroll
2/12/02	$ 1,452	Carelyn Fylling - payroll
2/12/02	$ 177	Kelly Fitzpatrick - payroll
2/15/02	$ 6,282	Paychex - payroll taxes
2/15/02	$ 352	Kelly Fitzpatrick - payroll
2/15/02	$ 5,499	Kent Smith - payroll
2/15/02	$ 2,933	Jim Swink - payroll
2/15/02	$ 3,351	Carelyn Fylling - payroll
2/20/02	$ 1,000	J. Gandy - Sales Travel Advance
2/25/02	$ 605	Walker Drug-AutoloGel Kit
2/26/02	$ 8,745	LW Consulting - Feb CFO services
2/28/02	$ 352	Kelly Fitzpatrick - payroll
2/28/02	$ 5,499	Kent Smith - payroll
2/28/02	$ 2,933	Jim Swink - payroll
2/28/02	$ 3,351	Carelyn Fylling - payroll
2/28/02	$ 7,310	Paychex - Fed & State payroll taxes
TOTAL	$73,879	-

STATEMENT OF INVENTORY

FOR MONTH ENDING FEBRUARY 28, 2002
Beginning Inventory	$ -0-
Add: purchases	$ -0-
Less: goods sold (cost basis)	$ -0-
Ending Inventory	$ -0-

PAYROLL INFORMATION STATEMENT

FOR MONTH ENDING FEBRUARY 28, 2002
Gross Payroll for this period	$ 42,227
Payroll taxes due but unpaid (estimated** see note under last section)	$ 21,000

STATUS OF PAYMENTS TO SECURED CREDITORS AND LESSORS

Name of Creditor/Lessor	Date regular payment is due	Amount of regular payment	Number of Payments Delinquent	Amount Payments Delinquent
-	-	-	-	-

STATEMENT OF AGED RECEIVABLES

FOR MONTH ENDING FEBRUARY 28, 2002

ACCOUNTS RECEIVABLE:

Beginning of month balance	$ -0-
Add: sales on account	$ -0-
Less: collections	$ -0-
End of month balance	$ -0-

STATEMENT OF ACCOUNTS PAYABLE (POST-PETITION)

Beginning of month balance	$ -0-
Add: credit extended	$ -0-
Less: payments of account	$ -0-
End of month balance	$ -0-

TAX QUESTIONNAIRE **

FOR THE MONTH ENDING FEBRUARY 28, 2002

Debtors in possession and trustees are required to pay all taxes incurred after the filing of their Chapter 11 petition on an as due basis. Please indicate whether the following post petition taxes or withholdings have been paid currently.
-	YES	NO
Federal income taxes	-	-
FICA withholdings	X	X
Employee's withholdings	X	X
Employer's FICA	X	X
Federal unemployment taxes	-	X
State income tax	-	-
State employee withholdings	X	X
All other state taxes	-	-

**Cytomedix has prepared payroll tax returns for Q4 2001. Cytomedix has paid 2002 payroll taxes. Cytomedix plans to make the finalized Q4 2001 tax payments in April 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytomedix, Inc.

By: /s/Kent Smith

Kent Smith

Chief Executive Officer/President

Date: April 11, 2002